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Exhibit 4.4.4

                            THIRD AMENDMENT TO
                           AMENDED AND RESTATED
                        REVOLVING CREDIT AGREEMENT
                        --------------------------


     THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Third Amendment") is made and entered into as of the 15th day of May, 1996, by and among AEROVOX INCORPORATED, a Delaware corporation having its principal place of business at 370 Faunce Corner Road, North Dartmouth, Massachusetts 02747 (the "Borrower"), BHC AEROVOX, LTD., a corporation organized under the laws of the United Kingdom (the "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

     WHEREAS, the Borrower, Aerovox Aero M, Inc., (predecessor in interest to the Guarantor under the Loan Documents) and the Bank entered into an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, and amended as of August 30, 1994, and December 29, 1995 (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Bank extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Bank, the Borrower and the Guarantor have agreed to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions. Capitalized terms used herein without definition have the
          -----------
meanings ascribed to them in the Credit Agreement.

     2.   Amendment to (S)1 of the Credit Agreement. The definition of
          --------- -- ---- -- --- ------ ---------
"Maturity Date" appearing in (S)1 of the Credit Agreement is amended by deleting the reference to "May 31, 1997" appearing therein and by substituting "May 31, 1999" in its place.

     3.   Amendment to (S)8.1 of the Credit Agreement. The table set forth in
          --------- -- ------ -- --- ------ ---------
(S)8.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted in place thereof:

                 "Period                Ratio
                 -------                -----
          4/1/96 through 6/30/96        1.75:1
               Thereafter               1.50:1."

     4.   Amendment to 8.2 of the Credit Agreement. The table set forth in
          --------- -- --- -- --- ------ ---------
Section 8.2 of the Credit Agreement is hereby deleted in its entirety and the following substituted in place thereof:
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                                      -2-

                 "Period                Ratio
                 -------                -----
          1/1/96 through 3/31/96        2.79:1
          4/1/96 through 6/30/96        2.25:1
          7/1/96 through 9/30/96        2.50:1
          10/1/96 through 12/31/96      3.00:1
               Thereafter               3.75:1."

     5.   Ratification, etc.
          ------------  ---

     Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall refer to the Credit Agreement as amended by this Third Amendment. By executing this Third Amendment where indicated below, the Guarantor hereby ratifies and confirms its guaranty of the Obligations, and acknowledges and consents to the terms of this Third Amendment.

     6.   GOVERNING LAW.
          --------- ---

     THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

     7.   Counterparts.  This Third Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bank.

     8.   Effectiveness. This Third Amendment shall become effective upon its
          -------------
execution and delivery by the respective parties hereto.

     9.   Entire Agreement. The Credit Agreement as amended by this Third
          ------ ---------
amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
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                                      -3-

     IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment under seal as of the date first set forth above.

                              THE BORROWER:
                              --- --------

                              AEROVOX INCORPORATED

                              By:     /s/RONALD F. MURPHY
                                 ------------------------------
                              Title:  Sr. V.P./Treasurer
                                    ---------------------------


                              THE GUARANTOR:
                              --- ---------

                              BHC AEROVOX, LTD.

                              By:     /s/RONALD F. MURPHY
                                 ------------------------------
                              Title:  Sr. V.P./Treasurer
                                    ---------------------------


                              THE BANK:
                              --- ----

                              THE FIRST NATIONAL BANK OF BOSTON

                              By:     /s/PAULINE J. MOZZONE
                                 ------------------------------
                              Title:  Vice President
                                    ---------------------------